As filed with the Securities and Exchange Commission
on December 18, 2003

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLATO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3660532 (IRS Employer Identification No.)

10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

PLATO LEARNING, INC.
2002 STOCK PLAN
(Full title of plan)

John Murray	Copy to:
Chairman, President and Chief Executive Officer PLATO Learning, Inc. 10801 Nesbitt Avenue South Bloomington, Minnesota 55437 (952) 832-1000	Leland E. Hutchinson, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-7336

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate
to be registered	registered	price per share (1)	offering price (1)	Amount of registration fee

Common Stock, par value $.01 per share	2,000,000 shares	$10.145	$20,290,000	$1641.46

(1)	Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock, par value $.01 per share, of PLATO Learning, Inc. on the Nasdaq National Market System on December 11, 2003.

EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
Opinion of Winston & Strawn LLP
Consent of PricewaterhouseCoopers LLP

EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 2,000,000 shares of common stock, par value $0.01 of PLATO Learning, Inc. that may be awarded under PLATO Learning, Inc.’s 2002 Stock Plan, as amended.

Item 4. Incorporation of Certain Documents by Reference

     The following registration statement that has been filed with the Securities and Exchange Commission (the “Commission”) by PLATO Learning, Inc. (the “Company”) is incorporated by reference into this Registration Statement:

     The Company’s Registration Statement on Form S-8 filed March 20, 2002 (Registration Statement No. 333-84592).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Exhibits

Exhibit Number	Description of Exhibit

4.1	PLATO Learning, Inc. 2002 Stock Plan, as amended (incorporated by reference to Annex D to the Company’s Registration Statement on Form S-4 (Registration Statement No. 333-109209) filed on October 10, 2003).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Winston & Strawn LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included in the signature page hereof).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Bloomington, State of Minnesota, on this 18th day of December, 2003.

PLATO LEARNING, INC.

By:	/s/ JOHN MURRAY

John Murray
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John Murray and Gregory J. Melsen, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN MURRAY
John Murray	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 18, 2003

/s/ GREGORY J. MELSEN Gregory J. Melsen	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2003

/s/ JOSEPH DUFFY Joseph Duffy	Director	December 18, 2003

/s/ RUTH L. GREENSTEIN Ruth L. Greenstein	Director	December 18, 2003

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Signature	Title	Date

/s/ THOMAS G. HUDSON Thomas G. Hudson	Director	December 18, 2003

/s/ JOHN T. KERNAN John T. Kernan	Director	December 18, 2003

/s/ DENNIS J. REIMER Dennis J. Reimer	Director	December 18, 2003

/s/ JOHN T. SANDERS John T. Sanders	Director	December 18, 2003

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INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

4.1	PLATO Learning, Inc. 2002 Stock Plan, as amended (incorporated by reference to Annex D to the Company’s Registration Statement on Form S-4 (Registration Statement No. 333-109209) filed on October 10, 2003).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Winston & Strawn LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included in the signature page hereof).